As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	42-0823980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

2020 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer
4600 East 53rd Street
Davenport, Iowa 52807
Telephone: (563) 383-2100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
T.F. Olt III, Esq.
Lane & Waterman LLP
220 N. Main Street, Suite 600
Davenport, Iowa 52801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 27, 2025, the shareholders of Lee Enterprises, Incorporated (the “Registrant”) approved the First Amendment to the Company’s 2020 Long-Term Incentive Plan (the “2020 Plan”), to reserve an additional 500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) available for grant or issuance under the 2020 Plan.

The Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement”) to register the additional 500,000 shares of Common Stock authorized for issuance under the Company’s 2020 Long-Term Incentive Plan (the “2020 Plan”)). This Common Stock is in addition to an aggregate of 2,134,054 shares of Common Stock previously registered on the Company’s Form S-8 filed on April 7, 2020 (Commission File No. 333-237605) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as amended.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Company with the Commission, as indicated. All other documents listed are filed with this Registration Statement on Form S-8.

Exhibit Number	Description

*3.1	Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated, effective as of January 30, 2012 (Exhibit 3.1 to Quarterly Report on Form 8-K filed on February 3, 2012)

*3.2	Second Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of June 26, 2019 (Exhibit 3.1 to Form 8-K filed June 27, 2019)

5.1	Opinion of Lane & Waterman LLP

23.1	Consent of Lane & Waterman LLP (included in Exhibit 5.1)

23.2	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm

24.1	Power of Attorney (included with signature page)

*99.1	2020 Long-Term Incentive Plan of Lee Enterprises, Incorporated (Effective February 19, 2020) (incorporated by reference to Exhibit 4.2 of Form S-8 as filed on April 8, 2020)

99.2	First Amendment to 2020 Long-Term Incentive Plan of Lee Enterprises, Incorporated (Effective February 27, 2025)

107.1	Calculation of Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport and State of Iowa on March 11, 2025.

LEE ENTERPRISES, INCORPORATED		LEE ENTERPRISES, INCORPORATED

By:	/s/ Kevin D. Mowbray	By:	/s/ Timothy R. Millage
	Kevin D. Mowbray		Timothy R. Millage
	President and Chief Executive Officer		Vice President, Chief Financial Officer, and Treasurer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that the undersigned directors of Lee Enterprises, Incorporated a Delaware corporation (the "Company") hereby severally constitute and appoint each of Kevin D. Mowbray and Timothy R. Millage, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement on Form S-8 of the Company, and any and all amendments (including post-effective amendments) thereto, and any and all instruments and documents filed as part of or in connection with the said Registration Statement and (2) any and all documents relating to such securities to be filed by the Company with the Securities and Exchange Commission and/or any natinal securities exchange under the Securities Exchange Act of 1934, as amended, and any and all amendments or supplements to such documents, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 24, 2025.

/s/ Mary E. Junck	/s/ Timothy R. Millage
Mary E. Junck	Timothy R. Millage
Chairman	Vice President, Chief Financial Officer and Treasurer
Director	(Principal Financial and Accounting Officer)

/s/ Kevin D. Mowbray	/s/ Steven C. Fletcher
Kevin D. Mowbray	Steven C. Fletcher
President and Chief Executive Officer	Director
(Principal Executive Officer)
Director

/s/ Brent M. Magid	/s/ Herbert W. Moloney III
Brent M. Magid	Herbert W. Moloney III
Director	Director

/s/ Margaret R. Liberman	/s/ Shaun E. McAlmont
Margaret R. Liberman	Shaun E. McAlmont
Director	Director

/s/ Madeline McIntosh	/s/ Jonathan Miller
Madeline McIntosh	Madeline McIntosh
Director	Director